Exhibit 23(a)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the prospectuses included in Registration Statements No. 33-29316, 33-48453, 333-81249, 33-35319, 33-56692, 333-11049, 333-63126, and 333-117330 each on Form S-8, for Sandy Spring Bancorp, Inc. of our report, dated February 22, 2005, relating to our audits of the consolidated financial statements and internal controls over financial reporting, which appear in this Annual Report on Form 10-K of Sandy Spring Bancorp, Inc. for the year ended December 31, 2004.

/s/ McGladrey & Pullen, LLP

Frederick, Maryland
March 11, 2005

Exhibit 23(b)

Audit Committee of
The Board of Directors
Sandy Spring Bancorp, Inc.

We hereby consent to the incorporation by reference in the prospectuses included in Registration Statements No. 33-29316, 33-48453 (including Registration Statement on Form S-8 and Post Effective Amendments to Form S-8 with respect to Registration Statements No. 33-29316, 33-48453, and 333-81249), 33-35319, 33-56692, 333-11049, 333-63126, and 333-117330 each on Form S-8, and in the Annual Report on Form 10-K of Sandy Spring Bancorp, Inc. for the year ended December 31, 2002, of our report dated January 31, 2003, relating to the consolidated financial statements of Sandy Spring Bancorp, Inc. and Subsidiaries.

/s/ Stegman & Company

Baltimore, Maryland
March 11, 2005